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                                                                    EXHIBIT 10.8
                        EXCLUSIVE SUBLICENSE AGREEMENT
                        ------------------------------

     THIS AGREEMENT is made March 15, 1993 between PACIFIC PAY VIDEO LIMITED, a California corporation (the "Company"), and COMSAT VIDEO ENTERPRISES, INC., a Delaware corporation ("CVE"), as to a portion of that certain Technology License Agreement dated April 15, 1992 between the Company and ON COMMAND VIDEO CORPORATION, a Delaware corporation ("OCV").

                                   RECITALS
                                   --------

A. The Company is in the business of designing, manufacturing, installing, maintaining and operating hotel pay-per-view video selection and distribution ("VSAD") systems and components.

B. The Company is the exclusive licensee of OCV, which is the owner of patents and patent rights concerning certain types of VSAD systems allowing guests to select from a large number of programs for viewing at any time. The Company's exclusive territories under the Technology License Agreement include the Asia/Pacific region, as defined under the Technology License Agreement.

C. CVE has an established support organization and experience in the distribution of video pay-per-view products and services, and desires to use its organization and experience to market VSAD systems that utilize the Company's and OCV's patent rights, trade secrets, and know-how in central and South America and the Republics of the Former Soviet Union.

D. The Company and CVE entered a Series B Preferred Stock and Warrant Purchase Agreement pursuant to which CVE is making a substantial financial investment in the Company.

E. As additional consideration for its investment in the company, along with the rights granted under the Exclusive License Agreement entered this date between the Company and CVE as to the Company's patent rights, trade secrets, trademarks and know-how as to VSAD systems and components, CVE desires to obtain and the Company desires to grant a sublicense of the Company's exclusive rights under the Technology License Agreement to distribute VSAD systems which use OCV's patent rights, trade secrets, and know-how in the territories of Central and South America and the Republics of the Former Soviet Union,

     NOW, THEREFORE, in consideration of the above premises, and the terms, covenants, and conditions set forth in this Agreement, the parties agree as follows:

1.   Sublicense of Exclusive Rights. The Company hereby sublicense to CVE all of
     ------------------------------
its exclusive rights, title, and interest, and delegates to CVE responsibility for performance of all of its duties, under the Technology License Agreement as to the territories of Central and South America and of the Republics
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of the Former Soviet Union, The Company shall not itself utilize such rights, title, and interest, nor assign, sublicense or otherwise transfer such rights, title, and interest to others, except where such rights have reverted back to the Company as provided for in subparagraph 5.2.

2.   Acceptance.  CVE hereby accepts each and every right, title, and interest
     ----------
of the Company under the Technology License Agreement as to the territories of Central and South America and of the Republics of the Former Soviet Union, and covenants and agrees fully to perform and comply with each and every duty, obligation, covenant, and agreement of the Company required to be performed and complied with under the Technology License Agreement as to the territories of Central and South America and of the Republics of the Former Soviet Union, with the same force and effect as if CVE originally had been a party to the Technology License Agreement.

3.   Royalties.  Royalties due from CVE as to sales in the territories of
     ---------
Central and South America and Of the Republics of the Former Soviet Union shall be paid directly to the Company for retention by the Company or payment to OCV as provided under the Technology License Agreement.

4.   Indemnification.  CVE shall indemnify, defend, and hold harmless the
     ---------------
Company from any and all liability, losses, claims, damages, and costs (including attorneys fees) which may arise from this assignment and assumption of rights under the Technology License Agreement as to the territories of Central and South America and of the Republics of the Former Soviet Union.

5.   Term; Reversion of Rights
     -------------------------

5.1 This Agreement shall become effective on execution and shall continue for as long the Company (including its successors, transferees, or assigns) has any proprietary interest in the subject matter. Neither party shall have a right to terminate this Agreement in the event of any breach by the other party, but shall be limited to any other remedies that may be provided at law or in equity.

5.2 The exclusive rights sublicensed to CVE under this Agreement as to the territory of Central and South America, and/or the territory of the Republics of the Former Soviet union, shall revert back to the Company if CVE has not entered into implementation of the Company's VSAD system and component technology in any part of such territory(ies) through demonstration, marketing, distribution, leasing, licensing, selling, financing, installing, maintaining, operating,
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programming, or otherwise within five (5) years of the date of this Agreement.
The Company covenants and agrees that Upon such reversion it will fully perform and comply with each and every duty, obligation, covenant and agreement required to be performed and complied with under the Technology License Agreement as to those rights.

6.   Remedies; Severability; Nonwaiver
     ---------------------------------

6.1 Each party understands and agrees that a breach by it of any of the terms, covenants and conditions of this Agreement will cause irreparable damage to the other party which may not be adequately remedied solely by an action for damages, and each party expressly waives the defense that a remedy in damages will be adequate. Therefore, the injured party shall be entitled to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation of this Agreement, in addition to any other available remedies,

6.2 If any agreement, covenant, or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule or public policy, all other agreements, covenants, and-provisions of this Agreement, shall, nevertheless, remain in full force and effect, If any of the rights and restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provisions hereof, and enforce such rights or restrictions in their reduced form for all purposes and manner contemplated hereby,

6.3 A party's election of any one or more remedies shall be cumulative and shall not constitute a waiver of the party's right to pursue other available remedies. Any failure by a party to enforce any provision of this Agreement shall not be construed as a waiver of such provision, or prevent the enforcement of each and every other provision of this Agreement.

7.   Notices
     -------

     Any notice, request, demand, approval, consent, or other communication ("communication") permitted or required to be given by this Agreement shall be effective only if in writing and delivered (i) personally, or (ii) by registered or certified mail, postage prepaid, return receipt requested, or (iii) by prepaid domestic courier, receipt acknowledged, or (iv) by telecopier or other electronic communications or similar conveyance, transmission confirmed, and addressed as follows, or at such address as a party may from time to time communicate to the other parties:
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                                                                            page

     If to the Company:            Robert Creager
                                   Pacific Pay Video Limited
                                   310 University Avenue, Suite 218
                                   Palo Alto, CA 94301
                                   Telephone:  (415) 617-1999
                                   Telecopier:  (415) 321-1332

     With a copy to:               Iver Kern, Esq,
                                   Wilson, Sonsini, Goodrich & Rosati
                                   2 Palo Alto Square Palo Alto, CA 94306
                                   Telephone:(415) 493-9300
                                   Telecopier:(415) 858-4486

     If to CVE:                    Charlie Lyons
                                   Comsat Video Enterprises, Inc.
                                   22300 Comsat Drive
                                   Clarksburg, MD 20871
                                   Telephone:(301) 428-4111
                                   Telecopier:(301) 428-3285

     With copies to:               Warren Y. Zager, Esq.
                                   COMSAT Corporation
                                   950 L'Enfant Plaza, S.W.
                                   Washington, D.C. 20024
                                   Telephone:(202) 863-6666
                                   Telecopier:(202) 863-4137

     and to:                       John S. McClintic, Esq,
                                   Bancroft & McAlister
                                   601 Montgomery Street, Suite 900
                                   San Francisco, CA 94111
                                   Telephone 415-788-8855
                                   Telecopier 415-397-1925

     If delivered personally, or by telecopier or other electronic conveyance, the deemed date of delivery shall be the date on which the communication is dispatched. If delivered by mail or by courier, the deemed data of delivery shall be the date on which the communication is received. All communications shall bear the date on which they are dispatched or deposited in the mail.

8.   Further Acts
     ------------

     The parties to this Agreement agree to execute any further instruments and to perform any further acts reasonably necessary to carry out the provisions of this Agreement.

9.   Binding Effect
     --------------

     This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties.
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10.  Entire Agreement
     ----------------

     This Agreement contains the entire agreement between the parties with respect to the transactions to be consummated under this Agreement and related transactions and supersedes all prior arrangements and understandings.

11.  Governing Law
     -------------

     This Agreement is to be construed and performed in accordance with the laws of the State of California.

12.  Arbitration of Disputes
     -----------------------

     Except as to disputes concerning the scope, validity, or infringement of any patent which shall be resolved through action filed in the federal district court for the Northern District of California, disputes between the parties concerning this Agreement shall be resolved through final and binding arbitration. Either party may elect to commence arbitration by giving notice to the other party. The arbitration shall be conducted in San Francisco, California, under the commercial arbitration rules then in effect of the American Arbitration Association. Any arbitrator selected to serve shall be qualified by training and experience for the matters for which such arbitrator is designated to serve. The written decision and findings of the arbitrator shall be conclusive as between the parties and may be entered in any court having jurisdiction. The parties shall equally share the costs of the arbitration, but shall each bear their own attorneys fees and costs.

IN WITNESS WHEREOF, the parties have signed this Agreement to be effective as of the first date written above.

PACIFIC PAY VIDEO LIMITED          COMSAT VIDEO ENTERPRISES, INC.

By /s/ Robert R. Creager           By /s/ Charlie Lyons